                                   $95,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 9, 1999

                                      Among

                           GENMAR CONSTANTINE LIMITED,
                            GENMAR AGAMEMNON LIMITED,
                          GENMAR MINOTAUR LIMITED, and
                               GENMAR AJAX LIMITED

                         AS BORROWERS AND AS GUARANTORS

                                       and

                            AJAX LIMITED PARTNERSHIP

                                 AS A GUARANTOR

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               AS INITIAL LENDERS

                                       and

              CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH

                   AS COLLATERAL AGENT AND AS SECURITY TRUSTEE

                                       and

              CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH

                             AS ADMINISTRATIVE AGENT

                                                                   EXHIBIT 10.24


                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 9, 1999 among GENMAR CONSTANTINE LIMITED ("CONSTANTINE"), a company organized under the laws of the Cayman Islands, GENMAR AGAMEMNON LIMITED ("AGAMEMNON"), a company organized under the laws of the Cayman Islands, GENMAR MINOTAUR LIMITED ("MINOTAUR"), a company organized under the laws of the Cayman Islands, and GENMAR AJAX LIMITED ("AJAX"), a company organized under the laws of the Cayman Islands (each a "BORROWER" and together the "BORROWERS"), Ajax Limited Partnership (the "PARENT", and together with the Borrowers, the "GUARANTORS"), a limited partnership organized under the laws of the Cayman Islands, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), and CHRISTIANIA BANK OG KREDITKASSE ASA, New York Branch ("CBNY"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "COLLATERAL AGENT") for the Lenders (as hereinafter defined), as security trustee (together with any successor trustee appointed pursuant to Article XI of the Master Vessel Trust Agreement, the "SECURITY Trustee") and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lenders.


PRELIMINARY STATEMENTS:

         (1) The Borrowers are parties to the Floating Rate Bridge Loan Facility Agreement dated May 15, 1998 (the "EXISTING BRIDGE AGREEMENT") with Christiania Bank og Kreditkasse ASA, Skandinaviska Enskilda Banken AB (publ), Union Bank of Norway and De Nationale Investeringsbank N.V., as banks, and Christiania Bank og Kreditkasse ASA, as Agent and as Security Trustee for said banks.

         (2) The Parent entered into a Guaranty dated May 15, 1998 (the "EXISTING GUARANTY") in favor of Christiania Bank og Kreditkasse ASA, as Agent, whereby the Parent agreed to guarantee the obligations of each of the Borrowers under the Existing Bridge Agreement.

         (3) The Equity Investors (as hereinafter defined) will contribute certain funds to the Parent (the "CONTRIBUTION"), which in turn will downstream such funds as a capital contribution to the Borrowers which together with cash on hand of the Borrowers in excess of $2,000,000 will equal an aggregate amount of at least $24,025,000. The Borrowers will use the proceeds of such capital contribution and such cash on hand together with additional cash on hand in excess of $1,000,000 in aggregate (after payment of certain fees and expenses) to repay in part the indebtedness outstanding under the Existing Bridge Agreement (the "REPAYMENT").

         (4) The Parent will amend and restate its limited partnership agreement to provide for the Contribution and for a restructuring of the partnership interests among the limited partners of the Parent (the "AMENDMENT" and, together with the Contribution, the Repayment and the other transactions contemplated hereby, the "TRANSACTION").

         (5) The Borrowers have requested that the Lenders restructure the outstanding principal amount owed by the Borrowers to the Lenders under the Existing Bridge Agreement remaining after the Repayment (the "EXISTING DEBT") and the Lenders have indicated their willingness to extend the maturity of such Existing Debt upon the terms and conditions stated herein.

         (6) The Borrowers have requested that the Lenders enter into this Agreement to amend and restate the Existing Bridge Agreement in order to permit the extension of the maturity of the Existing Debt, it being understood that all prior claims, rights and remedies of the Lenders and the Agents under the Existing Bridge Agreement and documents and agreements executed in connection therewith shall not be extinguished by this amended and restated Agreement unless consented to in writing by all of the Lenders and the Agents. The Lenders have indicated their willingness to so amend and restate the Existing Bridge Agreement upon the terms and conditions stated herein.

         (7) The Existing Guaranty is hereby amended and restated by the guaranty contained in Article VII of this Agreement.

         (8) The Guarantors will receive substantial direct and indirect benefit from this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with The Bank of New York, located in New York, New York, Account No.
     8026120277, ABA No. 021000018 or SWIFT address IRVTUS3N for account:
     Christiania Bank New York Branch, or such other account as the Administrative Agent shall specify in writing to the Lenders.

         "ADVANCE" has the meaning specified in Section 2.01.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

         "AGAMEMNON" has the meaning specified in the recital of parties to this Agreement.

         "AGENTS" means, collectively, the Collateral Agent, the Administrative Agent and the Security Trustee.

         "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

         "AJAX" has the meaning specified in the recital of parties to this Agreement.

         "AMENDMENT" has the meaning specified in the Preliminary Statements.

         "APPLICABLE MARGIN" means, with respect to each Advance during the Initial Period, 2 1/2% per annum, and thereafter, 2% per annum.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

         "ASSIGNMENT OF ACCOUNTS" has the meaning specified in Section 3.01(a)(vi).

         "ASSIGNMENT OF CHARTERPARTIES" has the meaning specified in Section 3.01(a)(iv)(I).

         "ASSIGNMENT OF EARNINGS" has the meaning specified in Section
     3.01(a)(v).

         "ASSIGNMENT OF INSURANCES" has the meaning specified in Section 3.01(a)(vii).

         "BORROWER" and "BORROWERS" each has the meaning specified in the recital of parties to this Agreement.

         "BORROWER SUBLIMIT" means, with respect to each Borrower, the amount set forth opposite the name of such Borrower on Schedule 1.01(b) hereto.

         "BORROWER'S ACCOUNT" means, in respect of any Borrower, the deposit account of such Borrower maintained by such Borrower with CBNY at 11 West 42nd Street, New York, New York 10036, having the account number set opposite such Borrower below:

             BORROWER                           ACCOUNT NO.
             --------                           -----------

             Constantine                        406-09-39-601
             Agamemnon                          406-09-27-101
             Minotaur                           406-09-38-801
             Ajax                               406-09-28-901

         "BORROWING" means a borrowing consisting of simultaneous Advances made by the Lenders.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York, New York, Oslo, Norway and The Hague, The Netherlands and, if the applicable Business Day relates to any Advances, on which dealings are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

         "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "CASH EQUIVALENTS" means time deposits or other similar deposit accounts with the Administrative Agent, to the extent owned by any Borrower free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof.

         "CBNY" has the meaning specified in the recital of parties to this Agreement.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (a) Peter C. Georgiopoulos shall at any time for any reason cease to be active in the management of any of the Borrowers or the Parent or cease to own 100% of the Equity Interests in the Parent held by him on the Effective Date as set forth on Schedule 4.01(a) hereto, or (b) Genmar Ajax Ltd. shall cease to be a general partner of the Parent, or (c) the Parent shall at any time for any reason cease to be the record and beneficial owner of 100% of the ownership interests of any Borrower or the beneficial owner of 100% of the ownership interests of any entity that controls any Borrower, or (d) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of the Parent.

         "CHARTERPARTIES" means:

               (a) a Tanker Time Charter Party dated January 16, 1998 between Shikako S.A., as owner, and Amoco Oil Company, as charterer, with respect to the motor tanker EMILIE (since renamed GENMAR AGAMEMNON), as amended pursuant to an Addendum dated May 1998 by and between Shikako S.A., Amoco Oil Company and Agamemnon; and

              (b) any other tanker time charter party entered into by any Borrower from time to time;

     in each case, as amended, to the extent permitted under the Loan Documents.

         "COLLATERAL" means all collateral referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

         "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

         "COLLATERAL DOCUMENTS" means the Mortgages, the Security Agreement, the Share Mortgage, the Assignments of Earnings, the Assignments of Accounts, the Assignment of Insurances, the Assignment of Charterparties and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

         "COMMERCIAL MANAGEMENT AGREEMENTS" has the meaning specified in Section 3.01(a)(iv)(B).

         "COMMITMENT" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

         "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties.

         "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

         "CONSTANTINE" has the meaning specified in the recital of parties to this Agreement.

         "CONSTITUTIVE DOCUMENTS" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

         "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         "CONTRIBUTION" has the meaning specified in the Preliminary Statements.

         "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

         "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding (i) any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date and (ii) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination) and
     (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

         "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

         "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

         "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DOLLARS" and "$" each means lawful money of the United States of America.

         "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense and (e) amortization expense, in each case of the Parent and its Subsidiaries, determined in accordance with GAAP for such period.

         "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have satisfied.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (e); (f) the central bank of any country that is a member of the OECD; (g) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (h) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, treaty, international convention, protocol, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "EQUITY INVESTORS" means the Persons set forth on Schedule 4.01(x) hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

         "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

         "EURODOLLAR RATE" means, for any Interest Period for all Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (PROVIDED that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Advances is determined) having a term equal to such Interest Period.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXCESS AMOUNT" means, on any Business Day, an amount equal to the amount by which (a) the aggregate amount of the Borrowers' cash on hand (including, without limitation, amounts on deposit in any deposit account of any Borrower) exceeds (b) the sum of (i) $3,000,000 and (ii) the next scheduled payment of principal and interest payable by the Borrowers.

         "EXISTING BRIDGE AGREEMENT" has the meaning specified in the Preliminary Statements.

         "EXISTING DEBT" has the meaning specified in the Preliminary
     Statements.

         "EXISTING GUARANTY" has the meaning specified in the Preliminary Statements.

         "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, amounts released from the Oaktree Account upon termination of the Oaktree Escrow Agreement and any purchase price adjustment received in connection with any purchase agreement; PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, including, without limitation, the loss payable clauses set forth in the Assignments of Insurances, so long as such application is made within 6 months after the occurrence of such damage or loss or such longer period approved by the Administrative Agent.

         "FACILITY" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FISCAL YEAR" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "FUNDED DEBT" of any Person means Debt in respect of the Advances, in the case of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

         "GAAP" has the meaning specified in Section 1.03.

         "GENMAR AGAMEMNON" means M/T "Genmar Agamemnon" (ex. "Emilie"), an aframax crude tanker built in 1995 at Samsung yard of approximately 96,213 dwt registered in the name of Agamemnon as owner in the Liberian Ship Registry.

         "GENMAR AJAX" means M/T "Genmar Ajax" (ex. "Julie"), an aframax crude tanker built in 1996 at Samsung yard of approximately 96,213 dwt registered in the name of Ajax as owner in the Liberian Ship Registry.

         "GENMAR AJAX LTD." means Genmar Ajax Ltd., a New York corporation and managing general partner of the Parent.

         "GENMAR CONSTANTINE" means M/T "Genmar Constantine" (ex. "Artois"), an aframax crude tanker built in 1992 at Kurushima yard of approximately 106,000 dwt registered in the name of Constantine as owner in the Liberian Ship Registry.

         "GENMAR MINOTAUR" means M/T "Genmar Minotaur" (ex. "Stephanie"), an aframax crude tanker built in 1995 at Samsung yard of approximately 96,213 dwt registered in the name of Minotaur as owner in the Liberian Ship Registry.

         "GMC" means General Maritime Corporation, a New York corporation.

         "GUARANTEED OBLIGATIONS" has the meaning specified in Section 7.01(a) hereof.

         "GUARANTORS" has the meaning specified in the recital of parties to this Agreement.

         "GUARANTY" means the guaranty of the Guarantors contained in Article VII hereof.

         "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

         "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

         "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

         "INITIAL PERIOD" means the period from the Effective Date until the 18-month anniversary of the Effective Date.

         "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on all Debt for Borrowed Money, in each case, of or by the Parent and its Subsidiaries during the most recent Measurement Period for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be.

         "INTEREST PERIOD" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by such Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one or three months, as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

              (a) no Borrower may select any Interest Period with respect to any Advance that ends after any principal repayment installment date hereunder unless, after giving effect to such selection, the aggregate principal amount of Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances hereunder due and payable on or prior to such date;

              (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

              (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

              (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" (other than the Loan Parties' Obligations with respect to the Oaktree Claim) in respect of such Person.

         "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

         "LIBERIAN SHIP REGISTRY" means the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia at the port of New York.

         "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Master Vessel Trust Agreement and (e) the Collateral Documents, in each case as amended.

         "LOAN PARTIES" means the Borrowers and the Guarantors.

         "MARGIN STOCK" has the meaning specified in Regulation U.

         "MARKET VALUE" means, at any date of determination, (a) in the case of any Vessel, the arithmetic mean of valuations, made by any three shipbrokers appointed by the Borrower from among (i) Fearnleys, Oslo, Norway, (ii) R.S. Platou Shipbrokers a.s., Oslo, Norway, (iii) Braemar Valuations Ltd., London, England, (iv) Lorentzen & Stemoco Shipbrokers, Oslo, Norway, and (v) H. Clarkson & Company Ltd., London, England, of a Vessel on the basis of a voluntary cash sale between a willing buyer and a willing seller, free of any charter, employment contract or pool agreement as set forth in the appraisals most recently delivered to the Administrative Agent pursuant to Section 5.01 prior to such date, and (b) in the case of other assets, the market value of such assets calculated in a manner determined by the Lenders, in their reasonable discretion, as of such date.

         "MASTER VESSEL TRUST AGREEMENT" has the meaning specified in Section 3.01(a)(iv)(H).

         "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries (it being understood and agreed by the parties hereto that the diminution in Market Value of the Vessels during the period from May 15, 1998 through October 20, 1998 shall not, in and of itself, constitute a Material Adverse Change).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries (it being understood and agreed by the parties hereto that the diminution in Market Value of the Vessels during the period from May 15, 1998 through October 20, 1998 shall not, in and of itself, constitute a Material Adverse Effect), (b) the rights and remedies of any Agent or any Lender under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

         "MEASUREMENT PERIOD" means, at any date of determination, the period of the four consecutive fiscal quarters of the Parent then most recently ended; PROVIDED that, for the first three fiscal quarters of the Fiscal Year ending December 31, 1999, "MEASUREMENT PERIOD" means the period commencing on the first day of such Fiscal Year and ending on the last day of such fiscal quarter.

         "MINOTAUR" has the meaning specified in the recital of parties to this Agreement.

         "MORTGAGES" has the meaning specified in Section 3.01(a)(iv).

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and (b) the amount of taxes payable in connection with or as a result of such transaction, and
     (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

         "NOTE" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of such Borrower to such Lender resulting from the Advance made by such Lender, as amended.

         "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

         "NPL" means the National Priorities List under CERCLA.

         "OAKTREE" means OCM Ajax Investments, Inc., a Delaware corporation.

         "OAKTREE ACCOUNT" means the escrow account maintained pursuant to the Oaktree Escrow Agreement.

         "OAKTREE CLAIM" means all claims by Oaktree or its Affiliates for indemnification by the Parent pursuant to Article VI of the Subscription Agreement.

         "OAKTREE ESCROW AGREEMENT" means the escrow agreement dated February 9, 1999 between Oaktree, the Parent, the Administrative Agent and Wilmington Trust of Pennsylvania, as escrow agent.

         "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OTHER TAXES" has the meaning specified in Section 2.10(b).

         "PARENT" has the meaning specified in the recital of parties to this Agreement.

         "PARTNERSHIP AGREEMENT" means, pursuant to the Amendment, the second amended and restated limited partnership agreement of the Parent dated as of February 9, 1999, as further amended, to the extent permitted under the Loan Documents.

         "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) Liens imposed by law, such as Liens in respect of seamen's wages and other maritime Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (d) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (e) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PLEDGED DEBT" has the meaning specified in the Security Agreement.

         "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

         "PRO RATA PERCENTAGE" means, with respect to any Borrower at any time, a percentage equal to (a) the aggregate principal amount of the Advances owing by such Borrower at such time DIVIDED BY (b) the aggregate principal amount of the Advances owing by all of the Borrowers at such time.

         "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender's Commitment as in effect immediately prior to such termination) and the denominator of which is the Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the Facility as in effect immediately prior to such termination).

         "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

         "REGISTER" has the meaning specified in Section 9.07(d).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED DOCUMENTS" means the Partnership Agreement, the Subscription Agreement, the Oaktree Escrow Agreement, the Technical Management Agreements, the Commercial Management Agreements, the Charterparties and the other documents effecting the Transaction, in each case as amended, to the extent permitted under the Loan Documents.

         "REPAYMENT" has the meaning specified in the Preliminary Statements.

         "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least seventy percent (70%) of the aggregate principal amount of the Advances outstanding at such time.

         "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

         "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

         "SECURED PARTIES" means the Agents and the Lenders.

         "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

         "SECURITY TRUSTEE" has the meaning specified in the recital of parties to this Agreement.

         "SHARE MORTGAGE" has the meaning specified in Section 3.01(a)(iii).

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SUBORDINATED DEBT" means any Debt of any of the Borrowers that is subordinated to the Obligations of the Borrowers under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

         "SUBSCRIPTION AGREEMENT" means the subscription agreement dated as of February 9, 1999 between Oaktree, the Borrowers and the Parent.

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "TAX CERTIFICATE" has the meaning specified in Section 5.03(j).

         "TAXES" has the meaning specified in Section 2.10(a).

         "TECHNICAL MANAGEMENT AGREEMENTS" has the meaning specified in Section 3.01(a)(iv)(C).

         "TERMINATION DATE" means the earlier of February 9, 2002 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

         "TRANSACTION" has the meaning set forth in the Preliminary Statements.

         "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

         "VESSELS" means, collectively, Genmar Constantine, Genmar Agamemnon, Genmar Minotaur and Genmar Ajax.

         "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         SECTION 1.02. COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time in the United States of America consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. THE ADVANCES. Each Initial Lender severally agrees to, on the Effective Date, contribute to the Administrative Agent for the account of each Borrower such Initial Lender's right to receive payment of the principal amount outstanding of the Existing Debt owed to it by such Borrower (each such contribution being an "ADVANCE"). Under no circumstances shall any Lender make an Advance to any Borrower, to the extent that, after giving effect to the making of such Advance and all other Advances to be made concurrently to such Borrower, (i) the aggregate principal amount of all then outstanding Advances owing by such Borrower would exceed such Borrower's Borrower Sublimit or (ii) the aggregate principal amount of all outstanding Advances to all Borrowers would exceed the aggregate Commitments of the Lenders. Notwithstanding anything to the contrary set forth herein above or elsewhere in this Agreement, this Agreement is an amendment and restatement of the Existing Bridge Agreement, no funds are being repaid or readvanced hereunder, and any reference to an Advance hereunder is made solely for the purpose of effectuating the amendment and restatement of the Existing Bridge Agreement upon the terms and conditions set forth herein. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

         SECTION 2.02. MAKING THE ADVANCES. (a) The Advances shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the Borrowing, by the Borrowers to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. The notice of Borrowing (the "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) aggregate amount of such Borrowing, (iii) amount of such Borrowing requested by each Borrower and (iv) initial Interest Period for each such Advance. Upon fulfillment of the applicable conditions set forth in Article III, the Notes referred to in Section 3.01 shall be issued in consideration of the contribution by the Lenders of their respective rights to receive payment of the principal amount outstanding of the Existing Debt.

         (b) The Advances may not be outstanding as part of more than eight separate Borrowings.

         (c) The Notice of Borrowing shall be irrevocable and binding on the Borrowers. Each Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         SECTION 2.03. REPAYMENT OF ADVANCES. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Advances owing by such Borrower on the last Business Day of each calendar month in an amount equal to (a) during the Initial Period, $37,500 and (b) thereafter, $125,000 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in the applicable subsection of Section 2.05); PROVIDED, HOWEVER, that the final principal installment shall be repaid by the Borrower on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Advances owing by such Borrower and outstanding on such date.

                  SECTION 2.04. TERMINATION OR REDUCTION OF THE COMMITMENTS. On the date of the Borrowing, after giving effect to such Borrowing, and from time to time thereafter upon each repayment or prepayment of the Advances, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Advances then outstanding.

                  SECTION 2.05. PREPAYMENTS. (a) OPTIONAL. The Borrowers may, upon at least five Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given each Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowings owing by such Borrower comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment by a Borrower shall be in an aggregate principal amount of $500,000 or an integral multiple of $500,000 in excess thereof and (y) no such prepayment shall be made other than on the last day of an Interest Period therefor. Each such prepayment shall be applied to the installments thereof in inverse order of maturity.

         (b) MANDATORY. (i) Each Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings owing by it in an amount equal to such Borrower's Pro Rata Percentage of the Excess Amount for such Business Day; PROVIDED, HOWEVER, that, if any Borrower's Advances shall have been paid in full, such Borrower's prepayment received hereunder shall be applied to such other Advances owing by the other Borrowers as determined by the Administrative Agent in the Administrative Agent's discretion, in consultation with the Parent. Each such prepayment by a Borrower shall be applied ratably to the Advances comprising part of the same Borrowings owing by such Borrower and to the installments thereof in inverse order of maturity.

         (ii) Each Borrower shall, on the date of receipt of the Net Cash Proceeds by such Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of such Borrower or any of its Subsidiaries, (B) the incurrence or issuance by such Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by such Borrower or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution) and (D) any Extraordinary Receipt received by or paid to or for the account of such Borrower or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings owing by such Borrower in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment by a Borrower shall be applied to the Advances comprising part of the same Borrowings owing by such Borrower and to the installments thereof in inverse order of maturity; PROVIDED, HOWEVER, that, if such Borrower's Advances shall have been paid in full, such Borrower's prepayment received hereunder shall be applied to such other Advances owing by the other Borrowers as determined by the Administrative Agent in the Administrative Agent's discretion, in consultation with the Parent.

         (iii) The Parent shall, on the date of receipt of the Net Cash Proceeds by the Parent from (A) the sale, lease, transfer or other disposition of any assets of the Parent, (B) the incurrence or issuance by the Parent of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by the Parent of any Equity Interests (including, without limitation, receipt of any capital contribution) and (D) any Extraordinary Receipt received by or paid to or for the account of the Parent and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment by the Parent shall be applied to the Advances comprising part of the same Borrowings owing by one or more Borrowers, as determined by the Administrative Agent in the Administrative Agent's discretion, in consultation with the Parent, and to the installments thereof in inverse order of maturity.

         (iv) Each Borrower shall, on each Business Day for which the calculation set forth in this subsection (iv) requires a prepayment to be made, prepay the aggregate principal amount of the Advances comprising part of the same Borrowings owing by such Borrower to the extent that (A) the aggregate principal amount of all such Advances owing by the Borrowers exceeds (B) an amount equal to (x) the aggregate Market Value of the Vessels DIVIDED BY (y) during the Initial Period, 1.10, and thereafter, 1.25, which prepayment shall be made by each Borrower ratably in accordance with the principal amount of the Advances owing by such Borrower and shall be applied to the Advances comprising part of the same Borrowings owing by such Borrower and the installments thereof in the inverse order of maturity. .

         (v) Each Borrower shall prepay, on the 18-month anniversary of the Effective Date, the aggregate principal amount of the Advances comprising part of the same Borrowings owing by such Borrower to the extent that the aggregate principal amount of all such Advances owing by the Borrowers exceeds $90,000,000 at such time, which prepayment shall be made by each Borrower ratably in accordance with the principal amount of the Advances owing by such Borrower and shall be applied to the Advances comprising part of the same Borrowings owing by such Borrower and the installments thereof in the inverse order of maturity.

         (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

         SECTION 2.06. INTEREST. (a) SCHEDULED INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Borrower to each Lender from the date of such Advance until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and on the date such Advance shall be paid in full.

         (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of a Default, each Borrower shall pay interest on (i) the unpaid principal amount of such Borrower's Advance owing to each Lender, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 3% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 3% per annum above the rate per annum required to be paid on the Advance pursuant to clause (a) of this Section 2.06.

         (c) NOTICE OF INTEREST PERIOD AND INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to each Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a) above.

         (d) DETERMINATION OF INTEREST RATE. If for any reason the Administrative Agent shall be unable to establish the Eurodollar Rate for the relevant Interest Period, the Borrowers shall pay interest to each Lender at a rate which equals the cost to such Lender of making, funding or maintaining its participation in the Advances plus the Applicable Margin for such Interest Period.

         SECTION 2.07. FEES. (a) FINANCING FEES. Each Borrower agrees jointly and severally to pay to the Administrative Agent for the account of the Lenders a financing fee, payable in three equal installments of $166,667 on (i) the Effective Date, (ii) the earlier of the one-year anniversary of the

Effective Date and the payment in full of the Advances and (iii) the earlier of the 18-month anniversary of the Effective Date and the payment in full of the Advances.

         (b) AGENTS' FEES. Each Borrower agrees jointly and severally to pay to the Administrative Agent for its own account (in its capacity as any of the Agents) $25,000 per annum payable annually, in advance, commencing on the Effective Date.

         SECTION 2.08. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Advances to or with any Borrower, then such Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the applicable Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend to any Borrower, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), such Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend. A certificate as to such amounts submitted to the applicable Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Advances or to continue to fund or maintain Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, each Borrower shall immediately prepay in full the Advances owing by it to such Lender, together with accrued interest thereon.

         SECTION 2.09. PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Eurodollar Lending Offices ratably in accordance with the amounts of such respective

Obligations then payable to such Lender and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Eurodollar Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed by such Borrower to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due from such Borrower to any Lender hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

         SECTION 2.10. TAXES. (a) Any and all payments by the Loan Parties hereunder or under the Notes or other Loan Documents shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the state or jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or jurisdiction of such Lender's Eurodollar Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or other Loan Documents being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other Loan Document to any Lender or any Agent,
(i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by it hereunder or under the Notes or other Loan Documents or from the execution, delivery or registration by such Loan Party of, performance by such Loan Party under, or otherwise with respect to, this Agreement or the Notes or other Loan Documents (hereinafter referred to as "OTHER TAXES").

         (c) Each Loan Party shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.10, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be joint and several among the Loan Parties and shall be paid within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment by any Loan Party of Taxes or Other Taxes, such Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes or other Loan Documents by or on behalf of any Loan Party through an account or branch outside the Cayman Islands or by or on behalf of such Loan Party by a payor that is not a Cayman Islands person, if such Loan Party determines that no Taxes or Other Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes or Other Taxes.

         (e) Each Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction from where payments under the Notes or other Loan Documents may be made, or under any treaty to which such jurisdiction is a party, with respect to payments under the Notes or other Loan Documents shall deliver to the Loan Parties, any documentation prescribed by applicable law that is necessary to permit such payments to be made without withholding or at a reduced rate, PROVIDED that (i) at least 60 days prior to the first payment date on which any such payment may be made free of any withholding or at a reduced rate the applicable Loan Party shall have notified such Lender in writing that it will be required to provide such necessary documentation and shall have provided such Lender with the necessary form, if any, and (ii) the terms of such documentary requirements are not more onerous than comparable requirements under the applicable tax laws of the United States.

         (f) If any Lender fails to comply with the provisions of Section 2.10(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under Section 2.10(e)), then the Loan Parties shall not be obligated to pay any additional amounts pursuant to Section 2.10(a) or
Section 2.10(c) in respect to Taxes or Other Taxes that would not have been imposed but for the failure by such Lender to so comply; PROVIDED, HOWEVER, that should a Lender become subject to Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes or Other Taxes.

         SECTION 2.11. SHARING OF PAYMENTS, ETC. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender hereunder and under the Notes at such time obtained by all the Lender at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.


                                   ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

         SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The amendment and restatement of the Existing Bridge Agreement pursuant hereto shall become effective on and as of the first date (the "EFFECTIVE Date") on which all of the following conditions precedent shall have been met:

         (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

             (i)  The Notes payable to the order of the Lenders.

             (ii) A security agreement in substantially the form of Exhibit D hereto (as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                  (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                  (B) copies of proper financing statements or other documents executed by each Loan Party under the Uniform Commercial Code or other applicable law of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement,

                  (C) completed requests for information, dated on or before the
             Effective Date, listing all effective financing statements or other documents filed or recorded in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements or other documents (none of which shall cover any Collateral under and as described in the Security Agreement or the other Collateral Documents),

                  (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                  (E) copies of the Assigned Agreements referred to in the
             Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties, and

                  (F) evidence that all other action that the Administrative
             Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

             (iii) A share mortgage in form and substance satisfactory to the Lenders (as amended, the "Share Mortgage"), duly executed by the Parent, pursuant to which the Parent mortgages, under local law, the Pledged Shares referred to in the Security Agreement to the Collateral Agent for the ratable benefit of the Secured Parties, together with evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Share Mortgage has been taken.

             (iv) Amendment No. 1 to each of the first preferred mortgages covering each of the Vessels in substantially the form of Exhibit G hereto (such mortgages, as so amended and as amended further, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                  (A) evidence that counterparts of the Mortgages have been duly recorded on or before the Effective Date in the Liberian Ship Registry and all other filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first preferred mortgage and Lien on the property described therein enforceable against the respective Borrowers and all third parties in accordance with the applicable laws of the United States of America and the Republic of Liberia in favor of the Security Trustee for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                  (B) certified copies of each of the commercial management
             agreements made between GMC and each of the Borrowers, which shall be in form and substance satisfactory to the Lenders, for the commercial management of the Vessels (as amended, to the extent permitted under the Loan Documents, the "COMMERCIAL MANAGEMENT Agreements") duly executed by each of the parties thereto,

                  (C) certified copies of each of the agreements made between
             Universe Tankships (Delaware) Inc., a Delaware limited liability company, or any other ship manager and each of the Borrowers, which shall be in form and substance satisfactory to the Lenders, for the technical management of the Vessels (as amended, to the extent permitted under the Loan Documents, the "TECHNICAL MANAGEMENT AGREEMENTS") duly executed by each of the parties thereto,

                  (D) such consents and agreements of third parties, and such other confirmations, as the Administrative Agent may deem necessary or desirable,

                  (E) evidence of insurance from insurers acceptable to the
             Lenders, covering such risks (including, without limitation, hull and machinery, war risks, protection and indemnity, loss of hire and mortgagee's interest insurance) with endorsements and in amounts acceptable to the Lenders, in form and substance satisfactory to the Lenders and otherwise in accordance with the applicable Mortgage, and shall include, without limitation, appropriate brokers' letters of undertaking and cover notes and protection and indemnity association certificates of entry and letters of undertaking.

                  (F) confirmation of class certificate (without extensions or recommendations),

                  (G) a certificate of ownership and encumbrance in respect of each of the Vessels from the Liberian Ship Registry evidencing ownership by the relevant Borrower and due recording of such amendment to such Mortgage in favor of the Security Trustee and no other encumbrances,

                  (H) a master vessel trust agreement (as amended, the "MASTER
             VESSEL TRUST AGREEMENT"), in form and substance satisfactory to the Administrative Agent, duly executed by each party thereto,

                  (I) assignment of charter (together with any other assignments of charter required to be delivered under the Loan Documents, in each case as amended, the "ASSIGNMENT OF CHARTERPARTIES"), in form and substance satisfactory to the Administrative Agent, and, if available, the consent and agreement of assignment of Amoco Oil Company (and the Loan Parties shall have used their best efforts to obtain such consent and agreement), in form and substance satisfactory to the Administrative Agent, in each case duly executed by each party thereto, and

                  (J) evidence that all other action that the Administrative
             Agent may deem necessary or desirable in order to create valid first priority Liens on the property described in the Mortgages has been taken.

             (v) Amended and restated assignments of earnings (as amended, the "ASSIGNMENT OF EARNINGS"), in form and substance satisfactory to the Administrative Agent, together with notices and acknowledgments of notice of assignment of the Earnings referred to therein as requested by the Administrative Agent, in each case duly executed by each party thereto.

             (vi) An amendment to the assignments of accounts (as further amended, the "ASSIGNMENT OF ACCOUNTS"), in form and substance satisfactory to the Administrative Agent, duly executed by each Loan Party party thereto.

             (vii) Amended and restated assignments of insurances (as amended, the "ASSIGNMENT OF INSURANCES"), in form and substance satisfactory to the Administrative Agent, together with the notices and acknowledgments of notice of assignment of the Insurances referred to therein, in each case duly executed by each party thereto.

             (viii) A letter from Poles, Tublin, Patestides & Stratakis LLP, presently located at 46 Trinity Place, New York, New York 10006-2288, consenting to its appointment by the Loan Parties as their agent for service of process (the "PROCESS AGENT"), without reservation, until at least one year after the Termination Date, together with evidence of the payment in full of all fees thereof.

             (ix) Certified copies of the resolutions of the sole director or partnership consents, as the case may be, of each Loan Party approving the Transaction and the other transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and the other transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

             (x) A copy of a certificate of the appropriate governmental authority of the jurisdiction of organization of each Loan Party, dated reasonably near the Effective Date, certifying (A) as to a true and correct copy of the Constitutive Documents of such Loan Party and each amendment thereto on file in such governmental authority's office and (B) that (1) such amendments are the only amendments to such Loan Party's Constitutive Documents on file in such governmental authority's office, (2) such Loan Party has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the jurisdiction of its organization.

             (xi) a certificate of the appropriate governmental authority of the Republic of Liberia dated reasonably near the Effective Date certifying the due registration of each Borrower as a foreign maritime entity under the laws of the Republic of Liberia.

             (xii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary (or persons performing similar functions) or its general partner, as the case may be, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the Constitutive Documents of such Loan Party since the date of the appropriate governmental authority's certificate referred to in Section 3.01(a)(x), (B) a true and correct copy of the bylaws or similar Constitutive Document of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(ix) were adopted and on the Effective Date, (C) the due organization and good standing or valid existence of such Loan Party as a corporation or partnership, as the case may be, organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from the Borrowing on the Effective Date, that constitutes a Default.

             (xiii) A certificate of the Secretary or an Assistant Secretary (or persons performing similar functions) or the general partner, as the case may be, of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

             (xiv) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

             (xv) Certificates, in substantially the form of Exhibit I hereto, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction and the other transactions contemplated by the Transaction Documents, from its Chief Financial Officer (or person performing similar functions).

             (xvi) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, collective bargaining agreements and other arrangements with employees, unaudited Consolidated financial statements of the Parent and the Borrowers dated June 30, 1998 and September 30, 1998, pro forma Consolidated and consolidating balance sheets for the Loan Parties as of the Effective Date, forecasts of cash flows for each Borrower in substantially the form of Exhibit F hereto prepared for the 12 month period ending December 31, 1999, and forecasts of Consolidated and consolidating balance sheets of the Loan Parties as of December 31, 1999 and Consolidated and consolidating income statements of the Loan Parties as of December 31, 1999, each in form satisfactory to the Administrative Agent.

             (xvii) Certified copies of each employment agreement and other compensation arrangement with each executive officer of any Loan Party or any of its Subsidiaries as the Administrative Agent shall request.

             (xviii) A favorable opinion of Poles, Tublin, Patestides & Stratakis LLP, counsel for the Loan Parties, in substantially the form of Exhibit H hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

             (xix) A favorable opinion of Hunter & Hunter, Cayman Islands counsel to the Lenders, in form and substance satisfactory to the Lenders.

             (xx) A favorable opinion of Watson, Farley & Williams, maritime and Liberian law counsel to the Lenders in form and substance satisfactory to the Lenders.

             (xxi) A favorable opinion of Shearman & Sterling, counsel to the Agents, in form and substance satisfactory to the Administrative Agent.

         (b) Before giving effect to the Transaction and the other transactions contemplated by the Transaction Documents, there shall have occurred no Material Adverse Change since May 15, 1998.

         (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction or the other transactions contemplated by the Transaction Documents.

         (d) All governmental and third party consents and approvals necessary in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect; all applicable waiting periods in connection with the Transaction and the other transactions contemplated by the Transaction Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) The Lenders shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Lenders, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe (i) any information provided by or on behalf on any Loan Party prior to the Effective Date was or has become misleading, incorrect or incomplete in any material respect, (ii) that, following the consummation of the Transaction and the other transactions contemplated hereby, each Loan Party would not have good and marketable title to the Collateral of such Loan Party and (iii) that the Transaction and the other transactions contemplated hereby will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have requested.

         (f) The Lenders shall be satisfied with the corporate and legal structure and capitalization of the Parent and each other Loan Party, including the terms and conditions of the charter, bylaws (or other similar Constitutive Documents), Partnership Agreement and each class of Equity Interest in the Parent and each other Loan Party and of each agreement or instrument relating to such structure or capitalization; including without limitation the terms and conditions of, and all documentation relating to, the Transaction, and the identities of each of the general and limited partners of the Parent.

         (g) The Parent shall have received net cash proceeds in an aggregate amount of not less than $23,981,806.68 from the Contribution made by the Equity Investors.

         (h) The Amendment to the Partnership Agreement shall be in full force and effect.

         (i) The Borrowers shall have received a common equity capital contribution from the Parent from the proceeds of the Contribution which together with cash on hand of the

     Borrowers in excess of $2,000,000 shall equal at least $24,025,000 and shall have applied at least $24,025,000 in full to the repayment of the Existing Debt.

         (j) Each Borrower shall have cash on hand in an amount equal to at least $500,000 on the Effective Date (before giving effect to the prepayment of the Existing Debt and the payment of the accrued fees and expenses of the Lenders pursuant to clause (k) below).

         (k) The Borrowers shall have applied cash on hand in excess of $1,000,000 in aggregate for all Borrowers (i) first, to the payment of accrued fees and expenses of the Lenders (including the accrued fees and expenses of counsel to the Agents and special counsel to the Lenders) and
     (ii) second, to the repayment of the Existing Debt in an amount which, together with all amounts applied to the prepayment of the Existing Debt pursuant to Section 3.01(i), shall not exceed $25,000,000; PROVIDED that the payment under this subclause (ii) shall not be required to be paid to the extent that such payment would result in a violation of any of the financial covenants set forth in Section 5.04 hereof.

         (l) The Borrowers shall have paid all accrued fees of the Agents and the Lenders and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Agents and special counsel to the Lenders).

         SECTION 3.02. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. Each Loan Party represents and warrants as follows:

         (a) Each Loan Party and each of its Subsidiaries (i) is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its respective organization, (ii) is duly qualified and in good standing as a foreign corporation or partnership in each other jurisdiction in which the ownership, lease or operation of its property and assets or the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in each of the Loan Parties have been validly issued, are fully paid and non-assessable and are owned by the Persons and in the amounts specified on
     Schedule 4.01(a) hereto free and clear of all Liens, except those created under the Collateral Documents.

         (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of the Parent, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its organization, the number and type of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Parent and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in the Parent's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by the Parent or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. None of the Borrowers has any Subsidiaries.

         (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction and the other transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's Constitutive Documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All applicable waiting periods in connection with the Transaction and the other transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction or the other transactions contemplated by the Transaction Documents.

         (g) The Consolidated balance sheet of the Parent and the Borrowers as at June 30, 1998 and September 30, 1998, and the related statements of income and statements of cash flows of the Parent and the Borrowers for the three and six months, respectively, then ended, duly certified by the Chief Financial Officer of the Borrowers, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at June 30, 1998 and September 30, 1998, and said statements of income and cash flows for the three and six months, respectively, then ended, to year-end audit adjustments, the financial condition of the Parent and the Borrowers as at such dates and the results of operations of the Parent and the Borrowers for the periods ended on such dates, all in accordance with GAAP. Since May 15, 1998, there has been no Material Adverse Change.

         (h) The Consolidated and consolidating pro forma balance sheets of the Parent and its Subsidiaries as at the Effective Date, and the related Consolidated and consolidating pro forma statements of income and cash flows of the Parent and its Subsidiaries for the seven months then ended, certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender, fairly present the Consolidated and consolidating pro forma financial condition of the Parent and its Subsidiaries as at such date and the Consolidated and consolidating pro forma results of operations of the Parent and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction and the other transactions contemplated by the Transaction Documents, all in accordance with GAAP.

         (i) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the Parent and its Subsidiaries delivered to the Lenders pursuant to Section 3.01(a)(xv) or
     5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent's and the Borrowers' best estimate of their future financial performance.

         (j) No information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender prior to the Effective Date in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

         (k) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used or was used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

         (n) The Collateral Documents create a valid and, upon filing of the financing statements delivered pursuant to Section 3.01(a)(ii)(B) in the office of the Secretary of State of the State of New York and the New York City Register's Office for New York County, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations and the Outstanding Indebtedness (as defined in the Mortgages), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will be duly taken immediately following the Effective Date. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

         (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         (p) (i) Neither any Loan Party nor any ERISA Affiliate has any Plan or Multiemployer Plan.

             (ii) Neither any Loan Party nor any Subsidiary that is not subject to United States law maintains or contributes to, has any obligation to maintain or contribute to, or has any liability with respect to, any employee benefit plan or any scheme or arrangement mandated by a government other than the United States.

         (q) (i) Except as otherwise set forth on Part I of Schedule 4.01(q) hereto, the operations and properties (including, without limitation, the Vessels) of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits, if any, has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties (including, without limitation, the Vessels) that could have a Material Adverse Effect or (B) cause any such property (including, without limitation, the Vessels) to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

         (ii) To the best of its knowledge, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

         (iii) Except as otherwise set forth on Part II of Schedule 4.01(q) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site (including, without limitation, the Vessels), location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property (including, without limitation, the Vessels) currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

         (r) Each Loan Party and each of its Subsidiaries and Affiliates has timely filed, has caused to be timely filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed (and such tax returns accurately reflect the actual tax liability of such party) and has timely paid all taxes shown thereon to be due or otherwise due, together with applicable interest and penalties.

         (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

         (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

         (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

         (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         (w) No Loan Party has any contract or arrangement with any Affiliate of any Loan Party other than the Commercial Management Agreements and the Technical Management Agreements.

         (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of the Equity Investors, showing as of the date hereof the contact name, telephone and facsimile number and address for notices for each Equity Investor and the portion of the Contribution contributed by each Equity Investor.

         (y) As of the Effective Date, the Loan Parties and their Subsidiaries have no Debt outstanding other than Debt under the Existing Bridge Agreement and the documents and agreements executed in connection therewith.

         (z) As of the Effective Date, the Loan Parties and their Subsidiaries have no Liens on any of their properties or assets other than Permitted Liens and the Liens created under the Existing Bridge Agreement and the documents and agreements executed in connection therewith.

         (aa) Each Loan Party has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by such Loan Party or any of its Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing with respect to itself, its Subsidiaries and its material suppliers and vendors and, to the best of its knowledge in the case of its customers, each Loan Party believes that all computer applications (including those of its material suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Loan Parties will:

         (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders.

         (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that no Loan

     Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom is initiated with respect to any of their property.

         (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials released as a result of its operations (including, without limitation, from any of its Vessels), in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

         (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

         (f) VISITATION RIGHTS. At any reasonable time and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Loan Parties and any of their Subsidiaries with any of their officers or directors and with their independent certified public accountants.

         (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

         (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except that (i) the Loan Parties may enter into and, subject to clause (ii) below, perform

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

     their obligations under the Commercial Management Agreements and the Technical Management Agreements, (ii) the Borrowers may, so long as no Default shall have occurred and be continuing, pay the management fees payable to GMC or any other Affiliate from time to time under the Commercial Management Agreements and the Technical Management Agreements in an aggregate amount not to exceed the aggregate amount of such fees so payable under such Agreements as in effect on the Effective Date and (iii) the Loan Parties may perform their obligations under, and to the extent required by, the Subscription Agreement.

         (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then each Loan Party shall, in each case at such Loan Party's expense:

             (i) in connection with the formation or acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

             (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

             (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

             (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing or recording of Uniform Commercial Code financing statements or other appropriate documents, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

             (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

             (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, PROVIDED, HOWEVER, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

             (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into a cash collateral account maintained with the Collateral Agent, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

             (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

         (k) FURTHER ASSURANCES. (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

         (ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

         (l) PERFORMANCE OF RELATED DOCUMENTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

         (m) PREPARATION OF ENVIRONMENTAL REPORTS. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of the chief executive officer thereof, specifying in detail the nature of such condition and the Loan Parties' proposed response or the proposed response of any Environmental Affiliate: (a) any Loan Party's receipt or the receipt by any Environmental Affiliate of any communication whatsoever that alleges, or knowledge by any Loan Party or any Environmental Affiliate, that such Person is not in compliance with any applicable Environmental Law or Environmental Permit, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by any Loan Party or any Environmental Affiliate that there exists any Environmental Action pending or threatened against any such Person which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of liability under any Environmental Law for any Loan Party or Environmental Affiliate if such liability could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Administrative Agent, the Loan Parties shall submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any certificate required pursuant to this Section 5.01(m). For the purposes of this Section 5.01(m), "Environmental Affiliate" shall mean any Person whose liability under Environmental Law any of the Loan Parties may have assumed by contract or operation of law.

         (n) COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its

     Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

         (o) DEPOSIT ACCOUNTS. Maintain, and cause each of its Subsidiaries to maintain, all deposit accounts (other than the Oaktree Account) with CBNY or another bank acceptable to the Collateral Agent that has accepted the assignment of such accounts to the Collateral Agent for the benefit of the Secured Parties.

         (p) APPRAISALS OF VESSELS. Deliver to the Administrative Agent within 45 days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 1999, at the Borrowers' expense (or more often as the Administrative Agent may reasonably request, in such case, so long as no Default shall have occurred and be continuing, at the Administrative Agent's expense and otherwise at the Borrowers' expense), an appraisal of each Vessel in form and substance satisfactory to the Administrative Agent setting forth the Market Value of such Vessel.

         (q) CONDITIONS SUBSEQUENT TO EFFECTIVE DATE. Deliver to the Administrative Agent, in form and substance satisfactory to the Administrative Agent (i) within 30 days following the Effective Date, a certified copy of the Register of Mortgages maintained by each Loan Party at its registered office evidencing that the Collateral pledged by such Loan Party under the Collateral Documents has been duly recorded therein, and (ii) within 60 days following the Effective Date, executed notices of assignment and loss payable clauses in substantially the form attached to the Assignments of Insurances duly endorsed to each insurance policy issued by each insurer of each Vessel together with evidence that the Collateral Agent has been named as additional assured (without responsibility for payment of premiums or calls) on each such insurance policy.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will not, at any time:

         (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or record or suffer to exist, or permit any of its Subsidiaries to sign or file or record or suffer to exist, under the Uniform Commercial Code or other applicable law of any jurisdiction, a financing statement or analogous document that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file or record such financing statement or analogous document, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

             (i) Liens created under the Loan Documents,

             (ii) Permitted Liens, and

             (iii) Liens on amounts on deposit in the Oaktree Account of up to a principal amount of $500,000, plus interest thereon, of the Parent created under the Oaktree Escrow Agreement.

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

         (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

             (i) Debt under the Loan Documents,

             (ii) Debt owed to a Loan Party, which Debt (x) shall constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and

             (iii) Debt consisting of the Oaktree Claim.

         (c) CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Subsidiaries to engage in, any business other than shipping and other businesses directly related thereto as carried on at the date hereof.

         (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so.

         (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than sales of worn out or obsolete machinery, fixtures, equipment and materials (other than the Vessels), PROVIDED that with respect to any such assets that are material to the operation of the Vessels, such assets are promptly replaced by comparable machinery, fixture, equipment or materials.

         (f) INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

             (i) equity Investments by the Parent in the Borrowers;

             (ii) Investments by the Borrowers in Cash Equivalents; and

             (iii) Investments consisting of intercompany Debt permitted under
     Section 5.02(b)(ii).

         (g) RESTRICTED PAYMENTS. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in such Loan Party or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom any Loan Party may accept capital contributions from its parent, its partners or the Equity Investors (including, without limitation, any recognition or reinstatement of any prior capital contributions from any of the Equity Investors arising in connection with the Amendment).

         (h) LEASE OBLIGATIONS. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more.

         (i) AMENDMENTS OF CONSTITUTIVE DOCUMENTS. Amend, or permit any of its Subsidiaries to amend, its Constitutive Documents except for amendments to the schedules to the Partnership Agreement to reflect any recognition or reinstatement of any prior capital contributions from any of the Equity Investors arising in connection with the Amendment.

         (j) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by GAAP, or (ii) Fiscal Year.

         (k) PREPAYMENTS, ETC., OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except the prepayment of the Advances in accordance with the terms of this Agreement.

         (l) AMENDMENT, ETC., OF RELATED DOCUMENTS. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that, in each case, would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

         (m) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except in favor of the Secured Parties.

         (n) PARTNERSHIPS, ETC. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

         (o) SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

         (p) CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $1,000,000 without the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld.

         (q) FORMATION OF SUBSIDIARIES. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary.

         (r) PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, such Loan Party or any of its Subsidiaries (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

         (s) ERISA. Have, or permit any other Loan Party or any ERISA Affiliate to have, any Plan or Multiemployer Plan.

         SECTION 5.03. REPORTING REQUIREMENTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Loan Parties will furnish to the Agents and the Lenders:

         (a) DEFAULT NOTICE. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of such Loan Party setting forth details of such Default and the action that such Loan Party has taken and proposes to take with respect thereto.

         (b) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer (or person performing similar functions) of the Parent stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

         (c) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or person performing similar functions) of the Parent as having been prepared in accordance with GAAP, together with a certificate of said officer in substantially the form of Exhibit E hereto stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and a schedule of the computations used by the Parent in determining compliance with the covenants contained in Section 5.04, PROVIDED that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

         (d) MONTHLY FINANCIALS AND FORECAST. As soon as available and in any event within 30 days after the end of each month, forecasts, prepared by management of the Parent in substantially the form of Exhibit F hereto, of cash flows for each Borrower together with a comparison of forecasted cash flow projections versus actual cash flow figures for the previous month, a summary of the number of days each Vessel was in operation for the previous month and the applicable time charter equivalent rate for such Vessel for such period.

         (e) ANNUAL FORECAST. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Parent, in substantially the form of an annual report (without notes) prepared by the Parent in the normal course of business and satisfactory to the Administrative Agent, of Consolidated and consolidating balance sheets and Consolidated and consolidating income statements and statements of cash flows on an annual basis for each Fiscal Year until the Termination Date.

         (f) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

         (g) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, reports and correspondence that any Loan Party or any of its Subsidiaries sends to its stockholders, partners or other equity holders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or other applicable governmental or regulatory agency, or with any national securities exchange.

         (h) AGREEMENT NOTICES. Promptly upon receipt thereof, (i) copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to the Partnership Agreement and (ii) with respect to any other Related Document or instrument, indenture, loan or credit or similar agreement, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document (including the Partnership Agreement) or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

         (i) TAX AUTHORITY REPORTS. Within 10 days after receipt, copies of all reports issued by any taxing authority, or other written proposals of any taxing authority, that propose, determine or otherwise set forth adjustments to the income, franchise, property or any other similar tax liability of any Loan Party that, in the aggregate, would reasonably likely to have a Material Adverse Effect.

         (j) TAX CERTIFICATES. Promptly, and in any event within five Business Days after the due date (with extensions) for filing a tax return (or other similar tax forms) in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the Chief Financial Officer (or person performing similar functions) of the Parent, stating that the Parent and its Subsidiaries (i) have paid to the relevant taxing authority, the full amount that they are required to pay in respect of income, franchise, property and other similar taxes (as applicable) for such year, (ii) have received any amounts payable to them in respect of any tax refund, rebate or similar payments, and (iii) have not paid amounts in respect of taxes in excess of the amount they are required to pay in respect of such taxable year.

         (k) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

         (l) YEAR 2000 COMPLIANCE. Promptly after any Loan Party's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its material suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(aa)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         (m) EQUITY INVESTORS. (i) Promptly upon any change in the Equity Investors or the Equity Interests of any Equity Investor in the Parent from the Equity Interests set forth on

     Schedule 4.01(a) hereto, notice of such change, including, without limitation, the name, contact person, address and telephone numbers of any new equity investor in the Parent and such other information as the Administrative Agent may reasonably request and (ii) within 10 Business Days after the end of each fiscal quarter of the Parent a certificate stating that there has been no other change in the Equity Interests of any Equity Investor in the Parent other than those, if any, specified in accordance with clause (i) above.

         (n) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

         SECTION 5.04. FINANCIAL COVENANTS. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Loan Parties will:

         (a) INTEREST COVERAGE RATIO. Maintain at the end of each fiscal quarter of the Parent an Interest Coverage Ratio of not less than (i) during the Initial Period, 1.0:1.0, and (ii) thereafter, 1.5:1.0.

         (b) WORKING CAPITAL. Maintain at all times Current Assets in excess of Current Liabilities, in each case, of the Parent and its Subsidiaries on a Consolidated basis.

         (c) MINIMUM CASH ON HAND. Maintain at all times cash on hand of the Borrowers (including, without limitation, amounts on deposit in any deposit account of the Borrowers) (i) during the period from the Effective Date until the six month anniversary of the Effective Date, (x) $250,000 for each Borrower and (y) $1,000,000 for all Borrowers in the aggregate, and
     (ii) thereafter, (x) $500,000 for each Borrower and (y) $2,000,000 for all Borrowers in the aggregate.

         (d) MINIMUM COLLATERAL COVERAGE. Maintain at all times for each Borrower a ratio of (i) the Market Value of the Vessel registered in the name of such Borrower to (ii) the aggregate principal amount of the Advances owing by such Borrower, of not less than (x) during the Initial Period, 1.1:1.0, and (y) thereafter, 1.25:1.0.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) any Borrower shall fail to pay any principal of any Advance or any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), (f), (i), (j), (o) or (p), 5.02,
     5.03 or 5.04; or

         (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to such Loan Party by any Agent or any Lender; or

         (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,000,000 (or the equivalent thereof in the applicable currency of such Debt) either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) any judgment or order for the payment of money in excess of $1,000,000 (or the equivalent thereof in the applicable currency of such judgment or order) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

         (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

         (k) a Change of Control shall occur; or

         (l) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing; or

         (m) there shall occur any Material Adverse Change as determined in the sole judgment of the Lenders; or

         (n) a maritime or other lien, arrest, distress or similar charge is levied upon, or against any of the Vessels or any substantial part of the assets of any of the Loan Parties and such Vessel or assets are not released from such arrest, attachment or detention within ten days; or

         (o) a substantial part of any Loan Party's business or assets is destroyed, abandoned, seized, appropriated or forfeited for any reason.

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.


                                   ARTICLE VII

                                    GUARANTY

         SECTION 7.01. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or at a date fixed for prepayment under the terms of the Loan Documents or by acceleration, demand or otherwise under the terms of the Loan Documents, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty and the other Loan Documents. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent or any other Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

         (b) Each Guarantor and the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law relating to the protection of creditors' rights or the relief of debtors to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations and all of the other liabilities of each Guarantor (other than the Parent) under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (other than guaranties of such Guarantor in respect of Subordinated Debt) that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the Obligations of such other guarantor under this Guaranty or any other guaranty, result in the Guaranteed Obligations and all of the other liabilities of each Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

         (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Secured Parties under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

         SECTION 7.02. GUARANTY ABSOLUTE. (a) Each Guarantor guarantees that all of the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

             (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

             (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

             (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under or in respect of the Loan Documents or any other property or assets of any Loan Party or any of its Subsidiaries;

             (v) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

             (vi) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities (including, without limitation, tax and environmental liabilities) or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

             (vii) the failure of any other Person to execute this Guaranty or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

             (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Borrower, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made, and each Guarantor hereby unconditionally and irrevocably agrees that it will indemnify the Administrative Agent and each other Secured Party, upon demand, for all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such other Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, a fraudulent transfer or a similar payment under any bankruptcy, insolvency or similar law, regulation or order.

         (b) Each Guarantor hereby further agrees that (i) the Guaranteed Obligations of such Guarantor may be declared to be forthwith due and payable as provided in Section 6.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 6.01) for all purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration in respect of the Obligations of any Loan Party guaranteed hereunder (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations (or such Guaranteed Obligations being deemed to have become automatically due and payable) as provided in Section 6.01, such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by such Guarantor for all purposes of this Guaranty.

         SECTION 7.03. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

         (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or the other Secured Parties which in any manner impairs, reduces, releases or otherwise adversely affects such Guarantor's subrogation, reimbursement, exoneration, contribution or indemnification rights or any other rights of such Guarantor to proceed against any Borrower, any other Guarantor, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of such Guarantor's Obligations under this Guaranty.

         (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities, (including, without limitation, tax and environmental liabilities) or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.

         (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 7.02 and in this Section
7.03 are knowingly made in contemplation of such benefits.

         SECTION 7.04. SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against such Borrower, such other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Borrower, such other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of all Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or the other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties shall, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor under this Guaranty.

         SECTION 7.05. CONTINUING GUARANTY; ASSIGNMENTS. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of all Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07.

                                  ARTICLE VIII

                                   THE AGENTS

         SECTION 8.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

         SECTION 8.02. AGENTS' RELIANCE, ETC. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03. CBNY AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Notes issued to it, CBNY shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CBNY in its individual capacity. CBNY and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CBNY was not an Agent and without any duty to account therefor to the Lenders.

         SECTION 8.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05. INDEMNIFICATION. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Loan Parties) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Loan Parties under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Loan Parties.

         (b) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 8.06. SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank that is an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral

Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (a) waive any of the conditions specified in Section 3.01, (b) change the number of Lenders or the percentage of (i) the Commitments or (ii) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (c) reduce or limit the obligations of any Guarantor under Section
7.01 of the Guaranty set forth in Article VII hereof or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lenders, (d) release any portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien other than Permitted Liens on any portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (e) amend this Section 9.01, (f) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (g) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (h) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or (i) limit the liability of any Loan Party under any of the Loan Documents; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

         SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to the Borrowers or the Parent, c/o General Maritime Corporation at its address at 730 Fifth Avenue, New York, New York 10019, Attention: Peter C. Georgiopoulos (facsimile No.: (212) 698-9628); if to any Initial Lender, at its Eurodollar Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Eurodollar Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to CBNY, individually or as an Agent, at its address at 11 West 42nd Street, 7th Floor, New York, New York 10036, Attention: Shipping

Department; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. COSTS AND EXPENSES. (a) Each of the Loan Parties agrees to pay on demand (i) all costs and expenses of each Agent and each Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

         (b) Each of the Loan Parties agrees to indemnify and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or similar business combination (including the Transaction and any other transaction contemplated hereby) by any Loan Party or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests or substantially all of the assets of any other Person or (ii) the actual or alleged presence of Hazardous Materials on, or in connection with, any property (including, without limitation, the Vessels) of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified

Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

         (c) If any payment of principal of any Advance is made by a Loan Party to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.05 or 2.08(c), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if any Loan Party fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, such Loan Party shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Loan Parties contained in Sections 2.08 and 2.10 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 9.05. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Loan Parties against any and all of the Obligations of the Loan Parties now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender agrees promptly to notify such Loan Party after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

         SECTION 9.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Loan Parties and each Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 9.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note held by it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitment being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,500.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

         (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note (if any) held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

         (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 9.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 9.09. CONFIDENTIALITY. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender and (d) to any rating agency when required by it, PROVIDED that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender.

         SECTION 9.10. RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Loan Party's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

         SECTION 9.11. RELEASE OF EQUITY INVESTORS' UNDERTAKINGS. Each Lender hereby authorizes the Administrative Agent to act on behalf of such Lender in executing such documents as may be required to release each Equity Investor from its obligations under the Undertaking (as defined in the Existing Bridge Agreement) to which it is a party in consideration of such Equity Investor's paying its share of the Contribution as contemplated by Section 3.01(g).

         SECTION 9.12. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.13. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.


            [The remainder of this page is intentionally left blank]

         SECTION 9.14. WAIVER OF JURY TRIAL. Each of the Loan Parties, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a Deed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

EXECUTED AS DEED by
GENMAR CONSTANTINE LIMITED                                    _________________
in the presence of:                                           Name
                                                              Title
__________________
Witness


EXECUTED AS DEED by
GENMAR AGAMEMNON LIMITED                                      _________________
in the presence of:                                           Name
                                                              Title
__________________
Witness

EXECUTED AS DEED by
GENMAR MINOTAUR LIMITED                                       _________________
in the presence of:                                           Name
                                                              Title
__________________
Witness

EXECUTED AS DEED by
GENMAR AJAX LIMITED                                           _________________
in the presence of:                                           Name
                                                              Title
__________________
Witness

EXECUTED AS DEED by
GENMAR AJAX LIMITED,as
Managing General Partner of                                   _________________
AJAX LIMITED PARTNERSHIP                                      Name
in the presence of:                                           Title

__________________
Witness

                                    CHRISTIANIA BANK OG KREDITKASSE ASA,
                                             NEW YORK BRANCH, as Administrative
                                             Agent and Collateral Agent


                                    By_____________________________________
                                             Title:

                                    By_____________________________________
                                             Title:

                                 INITIAL LENDERS


                                    CHRISTIANIA BANK OG KREDITKASSE ASA,
                                             NEW YORK BRANCH


                                    By_____________________________________
                                             Title:

                                    By_____________________________________
                                             Title:

                                    SKANDINAVISKA ENSKILDA BANKEN AB


                                    By_____________________________________
                                             Title:

                                    By_____________________________________
                                             Title:

                                    UNION BANK OF NORWAY


                                    By_____________________________________
                                             Title:

                                    By_____________________________________
                                             Title:

                                    DE NATIONAL INVESTERINGSBANK N.V.


                                    By_____________________________________
                                             Title:

                                    By_____________________________________
                                             Title:

                                SCHEDULE 4.01(A)

                        EQUITY INTERESTS IN LOAN PARTIES


         1) AJAX LIMITED PARTNERSHIP :

                                          EQUITY INTERESTS
EQUITY INVESTORS                          (IN UNITED STATES DOLLARS)           PERCENTAGE OWNERSHIP
----------------                          --------------------------           --------------------

GENMAR AJAX LTD.                          $ 257,155.68                         1%
MANAGING GENERAL PARTNER

GMC ADMINISTRATION LTD.                   $ 601.64                             0.002%
ADMINISTRATIVE GENERAL PARTNER

BELVEDERE MARITIME HOLDINGS, LLC          $ 3,080,003.20                       12%
(SUCCESSOR TO LOUIS M. BACON)             Class A Limited Partner

ALTA AJAX LTD.                            $ 3,616,097.96                       15.5%
                                          Class A Limited Partner

SPECIAL SITUATIONS HOLDINGS II, LTD. 4    $ 1,681,176.30                       6.6%
SHIPS  ( SUCCESSOR TO CSFB)               Class A Limited Partner

GMC AJAX LLC (SUCCESSOR TO VALMORA        $ 669,789.92                         2.6%
PARTNERS, L.P.)                           Class A Limited Partner

MERITAGE FUND LTD. (SUCCESSOR TO          $ 1,935,937.00                       7.7%
MARITIME VENTURES, LTD.)                  Class B Limited Partner

LJR TANKERS LLC                           $ 3,065,277.20                       12%
                                          Class B Limited Partner

OCM AJAX INVESTMENTS, INC.                $ 10,000,000                         40%
                                          Class C Limited Partner

GMC I (AJAX), L.L.C.                      $ 407,594.94                         1.6%
                                          Class A Limited Partner

ALTA PARTICIPANTS II LTD.                 $ 122, 059.00                        0.48%
                                          Class A Limited Partner

MARITIME ASSOCIATES LLC                   $ 122,059.00                         0.48 %
                                          Class A Limited Partner

STERN JOINT VENTURE, L.P.                 $ 10,988.69                          0.04 %
                                          Class A Limited Partner


     2) GENMAR AGAMEMNON LIMITED :
Ajax Limited Partnership                                    100% of the Capital Stock of
                                                            Genmar Agamemnon Limited

     3) GENMAR AJAX LIMITED :
Ajax Limited Partnership                                    100% of the Capital Stock of
                                                            Genmar Ajax Limited
     4) GENMAR CONSTANTINE LIMITED :
Ajax Limited Partnership                                    100% of the Capital Stock of
                                                            Genmar Constantine Limited
     5) GENMAR MINOTAUR LIMITED :
Ajax Limited Partnership                                    100% of the Capital Stock of
                                                            Genmar Minotaur Limited

                                SCHEDULE 4.01(b)

                                  SUBSIDIARIES


         AJAX LIMITED PARTNERSHIP :
                  a) Genmar Agamemnon Limited,
                  b) Genmar Ajax Limited,
                  c) Genmar Constantine Limited and
                  d) Genmar Minotaur Limited.

         GENMAR AGAMEMNON LIMITED :
                  None.

         GENMAR AJAX LIMITED :
                  None.

         GENMAR CONSTANTINE LIMITED :
                  None.

         GENMAR MINOTAUR LIMITED :
                  None.

                                SCHEDULE 4.01(q)

                            ENVIRONMENTAL DISCLOSURES


                  None.

                                SCHEDULE 4.01(t)

                               OWNED REAL PROPERTY


                  None.

                                SCHEDULE 4.01(u)

                              LEASED REAL PROPERTY


                  None.

                                SCHEDULE 4.01(v)

                                   INVESTMENTS


                  None.

                                SCHEDULE 4.01(x)

                                EQUITY INVESTORS


INVESTORS - PARTICIPATING PARTNERS                         PORTION OF CONTRIBUTION (IN UNITED STATES DOLLARS)
---------------------------------------------------------- --------------------------------------------------------

ALTA AJAX LTD.                                             $ 3,616,097.96
Class A Limited Partner
Attn: Michael Garfinkle
Moore Capital Management
1251 Avenue of the Americas
New York, NY 10020
(212) 782-7431 Fax

BELVEDERE MARITIME HOLDINGS, LLC (Successor to Louis M.    $ 2,876,120.73
Bacon)
Class A Limited Partner
Att: Michael Garfinkle
Moore Capital Management
1251 Avenue of the Americas
New York, NY 10020
(212) 782-7430
(212) 782-7431 Fax


GMC AJAX, LLC (Successor to Valmora Partners L.P.)         $ 625,497.04
Class A Limited Partner
Att: Jim Crain
Marsh Operating Company
300 Crescent Court
Dallas, TX 75201
(214) 880-4400
(214) 880-4430 Fax


SPECIAL SITUATIONS HOLDINGS II, LTD. - 4 SHIPS             $ 1,569,091.79
(Successor to CSFB)
Class A Limited Partner
Att: Donna Alderman
CS First Boston
11 Madison Avenue, 4th Floor
New York, NY 10010
(212) 325-2315
(212) 325-8290 Fax

LJR TANKERS LLC                                            $ 2,863,592.52
Class B Limited Partner
Att: Mark Polzin
Moreland Management Company
28601 Chagrin Boulevard
Suite 550 at Cambridge Court
Cleveland, OH 44122-4531
(216) 831-6244
(216) 831-2915 Fax



INVESTORS - PARTICIPATING PARTNERS                         PORTION OF CONTRIBUTION (IN UNITED STATES DOLLARS)
---------------------------------------------------------- --------------------------------------------------------

MERITAGE FUND LTD (Successor to Maritime Ventures Ltd.)    $ 1,801,875.00
Class B Limited Partner
Att: Nat Simons / George Rudman
Renaissance Technologies Corporation
600 Route 25A
East Setauket, NY 11733
(516) 444-7029
(516) 689-4495 Fax
CC: DGM INVESTMENTS LTD
Att: Jim Moore
4 Woodline Avenue
Box 38
Greenwood Lake, NY 10925
(914) 477-0200
(914) 477-1295 Fax

OCM AJAX INVESTMENTS, LLC                                  $10,000,000.00
Class C Limited Partner
Att: Jim Ford
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
(213) 830-6357
(213) 830-6395 Fax

GMC ADMINISTRATION LTD.                                    $ 561.64
Administrative General Partner
c/o General Maritime Corporation
730 Fifth Avenue
New York, NY 10019
(212) 698-9628 Fax

GENMAR AJAX LTD.                                           $ 240,250.00
Managing General Partner
c/o General Maritime Corporation
730 Fifth Avenue
New York, NY 10019
(212) 698-9628 Fax



INVESTORS - NON PARTICIPATING PARTNERS                     PORTION OF CONTRIBUTION (IN UNITED STATES DOLLARS)
---------------------------------------------------------- --------------------------------------------------------
GMC I (AJAX), L.L.C.                                       $ 0
Class A Limited Partner
c/o The Beacon Group
Att: Bob Semmens
(212) 339-0125
(212) 339-9109 Fax

ALTA PARTICIPANTS II LTD.                                  $ 0
Class A Limited Partner
Moore Capital Management
1251 Avenue of the Americas
New York, NY 10020
(212) 782-7431 Fax

MARITIME ASSOCIATES LLC                                    $ 0
Class A Limited Partner
c/o Perry Corporation
Att: Veronica Ho
(212) 583-4100
(212) 583-4140 Fax

STERN JOINT VENTURE, L.P.                                  $ 0
Class A Limited Partner
Att: Alan Martin
676 N. Michigan Avenue
Suite 3300
Chicago, Illinois 60611
(312) 787-2203
(312) 787-2208 Fax



                          T A B L E  O F  C O N T E N T S

SECTION                                                                                                       PAGE

                    ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         1.01.  Certain Defined Terms............................................................................2
         1.02.  Computation of Time Periods; Other Definitional Provisions......................................18
         1.03.  Accounting Terms................................................................................18

                   ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES
         2.01.  The Advances....................................................................................19
         2.02.  Making the Advances.............................................................................19
         2.03.  Repayment of Advances...........................................................................19
         2.04.  Termination or Reduction of the Commitments.....................................................20
         2.05.  Prepayments.....................................................................................20
         2.06.  Interest........................................................................................21
         2.07.  Fees............................................................................................22
         2.08.  Increased Costs, Etc............................................................................22
         2.09.  Payments and Computations.......................................................................23
         2.10.  Taxes...........................................................................................24
         2.11.  Sharing of Payments, Etc........................................................................25
                     ARTICLE III CONDITIONS OF EFFECTIVENESS
         3.01.  Conditions Precedent to Effectiveness...........................................................26
         3.02.  Determinations Under Section 3.01...............................................................32
                    ARTICLE IV REPRESENTATIONS AND WARRANTIES
         4.01.  Representations and Warranties of the Loan Parties..............................................33
                     ARTICLE V COVENANTS OF THE LOAN PARTIES
         5.01.  Affirmative Covenants...........................................................................38
         5.02.  Negative Covenants..............................................................................43
         5.03.  Reporting Requirements..........................................................................46
         5.04.  Financial Covenants.............................................................................48
                           ARTICLE VI EVENTS OF DEFAULT
         6.01.  Events of Default...............................................................................49
                               ARTICLE VII GUARANTY
         7.01.  Guaranty; Limitation of Liability...............................................................51
         7.02.  Guaranty Absolute...............................................................................52
         7.03.  Waivers and Acknowledgments.....................................................................54
         7.04.  Subrogation.....................................................................................54
         7.05.  Continuing Guaranty; Assignments................................................................55
                             ARTICLE VIII THE AGENTS
         8.01.  Authorization and Action........................................................................55
         8.02.  Agents' Reliance, Etc...........................................................................56
         8.03.  CBNY and Affiliates.............................................................................56
         8.04.  Lender Credit Decision..........................................................................56

         8.05.  Indemnification.................................................................................56
         8.06.  Successor Agents................................................................................57
                             ARTICLE IX MISCELLANEOUS
         9.01.  Amendments, Etc.................................................................................58
         9.02.  Notices, Etc....................................................................................58
         9.03.  No Waiver; Remedies.............................................................................58
         9.04.  Costs and Expenses..............................................................................59
         9.05.  Right of Set-off................................................................................60
         9.06.  Binding Effect..................................................................................60
         9.07.  Assignments and Participations..................................................................61
         9.08.  Execution in Counterparts.......................................................................63
         9.09.  Confidentiality.................................................................................63
         9.10.  Release of Collateral...........................................................................63
         9.12.  Jurisdiction, Etc...............................................................................63
         9.13.  Governing Law...................................................................................64
         9.14.  Waiver of Jury Trial............................................................................65

                                       iii

SECTION                                                                                                       PAGE


SCHEDULES

Schedule I        -        Commitments and Lending Offices
Schedule II       -        Borrower Sublimits
Schedule 4.01(a)  -        Equity Interests in Loan Parties
Schedule 4.01(b)  -        Subsidiaries
Schedule 4.01(q)  -        Environmental Disclosure
Schedule 4.01(t)  -        Owned Real Property
Schedule 4.01(u)  -        Leased Real Property
Schedule 4.01(v)  -        Investments
Schedule 4.01(x)  -        Equity Investors

EXHIBITS

Exhibit A         -        Form of Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Assignment and Acceptance
Exhibit D         -        Form of Security Agreement
Exhibit E         -        Form of Compliance Certificate
Exhibit F         -        Form of Monthly Forecast
Exhibit G         -        Form of Mortgage
Exhibit H         -        Form of Opinion of Counsel to the Loan Parties
Exhibit I         -        Form of Solvency Certificate
